SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ___________________________________



                                    FORM 8-K




     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


 Date of report (Date of earliest event reported): December 18, 1997
                                                  (December 10, 1997)


                      GLENBOROUGH REALTY TRUST INCORPORATED
                          (Exact name of Registrant as
                            Specified in its Charter)

                                    Maryland
                          (State or Other Jurisdiction
                                of Incorporation)

                                    001-14162
                            (Commission File Number)

                                   94-3211970
                        (IRS Employer Identification No.)


                      400 South El Camino Real, Suite 1100
                               San Mateo, CA 94402
                                 (650) 343-9300
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)



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Item 5.  OTHER EVENTS.

     On December 10, 1997, Glenborough Realty Trust Incorporated (the "Company") announced that it has entered into a definitive agreement to acquire a portfolio of 14 properties, has agreed to acquire an additional office property, and has agreed to rescind a contract to acquire certain real estate assets from two partnerships. Attached hereto as Exhibit 99 are excerpts from the December 10, 1997 press release making such announcements.

Item 7.  Exhibits

     99  Excerpts from the December 10, 1997 press release.


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Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  GLENBOROUGH REALTY TRUST INCORPORATED




December 18, 1997                 By: /s/ Terri Garnick
                                      Terri Garnick
                                      Senior Vice President,
                                      Chief Accounting Officer,
                                      Treasurer
                                      (Principal Accounting Officer)


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                                  EXHIBIT INDEX




     Exhibit                                Description
--------------------    --------------------------------------------------------
        99              Excerpts from the December 10, 1997 Press Release.


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                                   Exhibit 99


     SAN MATEO, CALIFORNIA, DECEMBER 10, 1997 - Glenborough Realty Trust Incorporated (NYSE: GLB) a diversified real estate investment trust, announced that it has entered into two separate contracts to acquire 15 properties for $474 million.

     The Company has signed a definitive agreement to acquire a portfolio of 14 properties from Windsor Realty Fund II, a co-investment joint venture of General Investment Development, Spaulding & Slye and the pension fund of E.I. DuPont de Nemours, for a combined acquisition cost of $423 million including estimated closing costs and capital expenses. The purchase price will include assumption of approximately $160 million of debt and the balance in cash. The portfolio will have an expected first year unleveraged yield of 9.5% and includes 13 suburban office properties and one office/flex property with a total of 3,383,240 square feet and a combined occupancy of 96%. The properties are located in the east and mid-west and are concentrated in suburban Washington, D.C., Chicago, Atlanta, Boston, Philadelphia, Tampa and Cary, NC. The portfolio was marketed by the capital markets group of Spaulding and Slye.

     In addition, the Company has agreed to acquire the Thousand Oaks office complex in Memphis, Tennessee for a total acquisition cost of $51 million with an expected first year unleveraged yield of 9.5%. This complex, which was built between 1986 and 1990, consists of three buildings with a total of 418,457 square feet and approximately 10 acres which is suitable for development of 182,000 square feet of office space. This property is currently 92% occupied and is being acquired from affiliates of CIGNA - the second acquisition in 1997 by Glenborough from CIGNA affiliated entities.

     The Company anticipates closing both transactions in January 1998; however, there can be no assurance that either or both transactions will be completed.

     Concurrently, Glenborough has agreed to rescind a contract to acquire approximately $94.5 million of real estate from two real estate partnerships - Rancon Realty Funds IV and V. Glenborough Corporation, an Associated Company, will continue to manage the partnerships for the foreseeable future under the existing contract with the partnerships.

     Certain statements in this release, such as the Company's expected unleveraged yields from the pending acquisitions described above and the pro forma contribution to net operating income by product type for the year to date acquisitions, constitute "forward-looking statements" and involve risks, uncertainties and other factors which may cause the actual outcome to be materially different from the outcome expressed or implied by such statements. Such risks and uncertainties include general economic conditions, local real estate conditions, the possibility that some or all of the contemplated acquisitions may not be completed, the performance of recently acquired properties, and other risks detailed from time to time in Glenborough's Securities and Exchange Commission filings.

     Glenborough is a self-administered and self-managed REIT with a diversified portfolio of 111 properties including industrial, office, office/flex, multifamily, retail and hotel properties. In addition, two Associated Companies control similarly diversified portfolios comprising 51 properties. Combined, the portfolios encompass over 16 million square feet and are spread among 24 states throughout the country.


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